UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2011
SANTARUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-50651 (Commission File Number)	33-0734433 (I.R.S. Employer Identification No.)
3721 Valley Centre Drive, Suite 400, San Diego, California 92130
(Address of Principal Executive Offices) (Zip Code)
(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     Santarus, Inc. (“Santarus”) was notified by Depomed, Inc. (“Depomed”) that on May 9, 2011 Depomed received a Paragraph IV certification notice from Sun Pharmaceutical Industries (“Sun”) advising Depomed of the filing of an Abbreviated New Drug Application (“ANDA”) with the U.S. Food and Drug Administration (the “FDA”) for a generic version of Glumetza® (metformin hydrochloride extended release tablets), 500 mg and 1000 mg. Santarus promotes Glumetza prescription products in the U.S., under the terms of an exclusive promotion agreement that Santarus entered into with Depomed in July 2008.
     Sun’s certification notice alleges that the five U.S. Patents listed in the FDA Orange Book for Glumetza, with expiration dates ranging from 2016 to 2025, will not be infringed by Sun’s proposed product, or are invalid and/or are unenforceable.
     Santarus has been informed by Depomed that it is evaluating the Paragraph IV certification, and intends to vigorously enforce its intellectual property rights. Depomed has 45 days from the receipt of the Paragraph IV certification to commence a patent infringement lawsuit against Sun that would automatically stay, or bar, the FDA from approving Sun’s ANDA for 30 months or until a district court decision that is adverse to Depomed, whichever is earlier.
     The notice from Sun is the second Paragraph IV certification notice received for Glumetza. In November 2009, Depomed initiated its ongoing patent infringement lawsuit against Lupin Limited in connection with Lupin’s ANDA seeking approval to market a generic version of Glumetza.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.
Date: May 10, 2011	By:	/s/ Debra P. Crawford
		Name:	Debra P. Crawford
		Title:	SVP, Chief Financial Officer